Exhibit 107

Calculation of Filing Fee Table

Form S-8

(Form Type)

Ascentage Pharma Group International

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title(1)	Fee Calculation Rule	Amount Registered(2)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	2018 Restricted Share Unit Scheme (Reserve) Ordinary shares, par value US$0.0001 per share	Rule 457(h) and Rule 457(c)	6,294(3)	US$5.06(4)	US$31,847.64	0.0001531	US$4.88
Equity	2021 Restricted Share Unit Scheme (Reserve) Ordinary shares, par value US$0.0001 per share	Rule 457(h) and Rule 457(c)	1,267,251(5)	US$5.06(4)	US$6,412,290.06	0.0001531	US$981.73
Equity	2022 Restricted Share Unit Scheme (Reserve) Ordinary shares, par value US$0.0001 per share	Rule 457(h) and Rule 457(c)	1,786,595(6)	US$5.06(4)	US$9,040,170.70	0.0001531	US$1,384.06
Equity	Post-IPO Share Option Scheme (Reserve) Ordinary shares, par value US$0.0001 per share	Rule 457(h) and Rule 457(c)	20,707,462(7)	US$5.06(4)	US$104,779,757.72	0.0001531	US$16,041.79
Equity	2021 Restricted Share Unit Scheme (Outstanding) Ordinary shares, par value US$0.0001 per share	Rule 457(h) and Rule 457(c)	30,024(8)	US$5.06(4)	US$151,921.44	0.0001531	US$23.26
Equity	2022 Restricted Share Unit Scheme (Outstanding) Ordinary shares, par value US$0.0001 per share	Rule 457(h) and Rule 457(c)	1,386,787(9)	US$5.06(4)	US$7,017,142.22	0.0001531	US$1,074.33
Equity	Pre-IPO Share Option Scheme (Outstanding) Ordinary shares, par value US$0.0001 per share	Rule 457(h)	2,606,559(10)	US$0.0013(11)	US$3,388.53	0.0001531	US$0.52
Total Offering Amounts					US$127,436,518.31		US$19,510.57
Total Fee Offsets							-
Net Fee Due							US$19,510.57

(1)	These shares may be represented by the American Depositary Shares (“ADSs”) of Ascentage Pharma Group International (the “Registrant”). Each ADS represents four ordinary shares. ADSs issuable upon deposit of the ordinary shares registered hereby were registered pursuant to the separate Registration Statement on Form F-6 (File No. 333-284315).
(2)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers an indeterminate number of additional shares that become issuable under the Registrant’s 2018 Restricted Share Unit Scheme (the “2018 RSU Scheme”), 2021 Restricted Share Unit Scheme (the “2021 RSU Scheme”), 2022 Restricted Share Unit Scheme (the “2022 RSU Scheme” and collectively with the 2018 RSU Scheme and 2021 RSU Scheme, the “RSU Schemes”), Pre-IPO Share Option Scheme (the “Pre-IPO Option Plan”) and Post-IPO Share Option Scheme (“Post-IPO Option Plan”) by reason of any share dividend, share split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding ordinary shares.
(3)	Represents 6,294 ordinary shares of the Registrant issuable pursuant to future awards that may be granted under the 2018 RSU Scheme. The number of ordinary shares available for future awards under the 2018 RSU Scheme will also include ordinary shares subject to awards under the 2018 RSU Scheme that lapse or are cancelled in accordance with the 2018 RSU Scheme.
(4)	Estimated in accordance with Rule 457(h) and Rule 457(c) of the Securities Act solely for purposes of calculating the registration fee on the basis of HK$39.43, which is the average of the high and low prices of the registrant’s ordinary shares on The Stock Exchange of Hong Kong Limited on January 21, 2025, and an exchange rate of US$1.00 to HK$7.7840, which is the exchange rate set forth for cable transfers of HK$ in the City of New York, as certified by the Federal Reserve Bank of New York, on January 17, 2025.
(5)	Represents 1,267,251 ordinary shares of the Registrant issuable pursuant to future awards that may be granted under the 2021 RSU Scheme. The number of ordinary shares available for future awards under the 2021 RSU Scheme will also include ordinary shares subject to awards under the 2021 RSU Scheme that lapse or are cancelled in accordance with the 2021 RSU Scheme.

(6)	Represents 1,786,595 ordinary shares of the Registrant issuable pursuant to future awards that may be granted under the 2022 RSU Scheme. The number of ordinary shares available for future awards under the 2022 RSU Scheme will also include ordinary shares subject to awards under the 2022 RSU Scheme that lapse or are cancelled in accordance with the 2022 RSU Scheme.
(7)	Represents 20,707,462 ordinary shares of the Registrant issuable pursuant to future options that may be granted under the Post-IPO Option Plan.
(8)	Represents 30,024 ordinary shares of the Registrant issuable upon the vesting of outstanding restricted stock units granted under the 2021 RSU Scheme.
(9)	Represents 1,386,787 ordinary shares of the Registrant issuable upon the vesting of outstanding restricted stock units granted under the 2022 RSU Scheme.
(10)	Represents 2,606,559 ordinary shares of the Registrant issuable upon the exercise of outstanding options granted under the Pre-IPO Option Plan.
(11)	Estimated in accordance with Rule 457(h) of the Securities Act solely for the purpose of calculating the registration fee on the basis of the weighted average exercise price of US$0.0013 per share, based on the weighted average exercise price of HK$0.01 per share and an exchange rate of US$1.00 to HK$7.7840 the exchange rate set forth for cable transfers of HK$ in the City of New York, as certified by the Federal Reserve Bank of New York, on January 17, 2025.